UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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	Preliminary Proxy Statement

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	Definitive Proxy Statement

	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12
CYAN, INC.
(Name of Registrant as Specified In Its Charter)
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[Cyan Logo]
Cyan, Inc.
1383 N. McDowell Blvd., Suite 300
Petaluma, CA 94954
Notice to Holders of Cyan, Inc. Equity Awards
July 7, 2015

To Cyan, Inc. Equity Award Holders:
As you may know, on May 3, 2015, Cyan, Inc. (“Cyan”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ciena Corporation (“Ciena”) and Neptune Acquisition Subsidiary, Inc., a wholly owned subsidiary of Ciena (“Sub”), pursuant to which Sub will be merged with and into Cyan (the “Merger”) followed by Cyan (as the Merger’s surviving corporation) merging with and into Ciena.
You are receiving this Notice because you hold options to purchase shares of Cyan common stock (“Options”) and/or restricted stock units covering Cyan common stock (“RSUs” and, together with the Options, “Equity Awards”) that were granted under Cyan’s 2006 Stock Plan (the “2006 Plan”) or Cyan’s 2013 Equity Incentive Plan (the “2013 Plan” and, together with the 2006 Plan, the “Plans”). This Notice explains how your Equity Awards will be treated in connection with the Merger.
As a result of the terms of the Merger Agreement, and as provided in the Plans, without any action on your part Ciena will assume all Options that are outstanding immediately before the Merger is completed, regardless of whether they are vested or unvested and regardless of whether they are exercisable or unexercisable (the “Assumed Options”). Ciena also will assume all RSUs that are outstanding and unvested when the Merger is completed (the “Assumed RSUs” and, together with the Assumed Options, the “Assumed Awards”). As described in more detail below, this means that each Assumed Award will continue to be subject to the terms and conditions, including vesting, described in the award agreement and the Plan under which the Assumed Award was originally granted, except that (i) the Assumed Award will represent a right to acquire shares of Ciena common stock rather than shares of Cyan common stock, and (ii) the number of shares covered by the Assumed Award and, with respect to Assumed Options, the per share exercise price, will be adjusted in the manner described below.
Adjustment of Number of Shares Subject to, and Exercise Price of, Assumed Options
Number of Shares Covered by Your Assumed Options. The number of shares subject to your Assumed Options will be adjusted to equal the number of shares subject to your Options immediately before they are assumed by Ciena, multiplied by 0.224, with such product rounded down to the nearest whole share.
Per Share Exercise Price of Your Assumed Options. The per share exercise price of your Assumed Options will be adjusted to equal your Options’ per share exercise price immediately before they are assumed by Ciena, divided by 0.224, with such quotient rounded up to the nearest whole cent.

For example, if you held an Option to acquire 1,000 shares of Cyan common stock at an exercise price of $5.00 per share, after the Merger you would hold an option to acquire 224 shares of Ciena common stock (1,000 x 0.224) at an exercise price of $22.33 per share ($5.00/0.224, rounded up to the nearest whole cent). Other than the number of shares and exercise price, the terms —including vesting, expiration, etc.—applicable to your original Cyan Option would remain in effect.
Please note that you may exercise any of your outstanding Options, to the extent exercisable, at any time prior to the completion of the Merger by complying with the exercise requirements under your Option agreement and paying the applicable exercise price and withholding taxes. To facilitate the transition of equity award management systems, Cyan will be implementing a black-out on all equity award transactions beginning at the close of business on Friday, July 24, 2015. We expect that employees will be able to access their Assumed Awards through E-Trade, Ciena’s stock administrator, on or about August 10, 2015. If you decide to exercise your Options before the Merger, please be sure to do so prior to this black-out period. If you exercise your Option, you will become the owner of the purchased shares of Cyan common stock and will receive the consideration payable in the Merger to Cyan common stockholders. (For information on the treatment of shares of Cyan common stock outstanding at the time the Merger is completed, please refer to the Cyan Securityholder Frequently Asked Questions posted at http://investor.cyaninc.com/investors/Equity-Holder-FAQ-on-Pending-Acquisition/default.aspx.) If you do nothing, the assumption of your Options that remain outstanding when the Merger is completed will occur automatically as a result of the Merger, without any further action required by you.
Adjustment of Number of Shares Subject to Assumed RSUs
The number of shares subject to your Assumed RSUs will be adjusted to equal the number of shares subject to your unvested RSUs immediately before they are assumed by Ciena, multiplied by 0.224, with such product rounded down to the nearest whole share. For example, if you held an Assumed RSU representing 1,000 shares of Cyan common stock, after the Merger you would hold an Assumed RSU representing 224 shares of Ciena common stock (1,000 x 0.224). As you may recall, RSUs do not have an exercise price (as RSUs vest, the vested shares are automatically issued to you, subject to applicable tax withholding, without any action on your part).
Treatment of Vested RSUs
Promptly following the date of vesting, the vested shares issuable under your RSUs (net of shares withheld to cover taxes) are issued to you with no action required on your part. An RSU would be considered vested and still outstanding at the completion of the Merger (a “Vested RSU”) in the event that the completion of the Merger occurs on a date on or after the date the RSU vests but prior to the net vested shares being issued to the holder of such RSU. Vested RSUs will be cancelled and converted into the right to receive, for each share of Cyan common stock that would have been issued under such Cyan RSUs, a combination of shares of Ciena common stock and a cash payment (without any interest) in an amount identical to the per share consideration payable in the Merger to holders of an equivalent number of shares of Cyan common stock (subject to applicable tax withholding). For information on the treatment of shares of Cyan common stock outstanding at the time the Merger is completed, please refer to the Cyan Securityholder Frequently Asked Questions posted at http://investor.cyaninc.com/investors/Equity-Holder-FAQ-on-Pending-Acquisition/default.aspx.
You should consult your own tax adviser as to the specific tax implications to you of the Merger with respect to your Equity Awards.

If the Merger is not completed for any reason, your Options and/or RSUs will continue in accordance with their current terms and the treatment of the Options and RSUs described above will not occur.
A Note Regarding Equity Award Accounts
As you are aware, Cyan uses Charles Schwab for equity award administration. Ciena uses E-Trade. After the Merger, your Assumed Awards will be accessible through E-Trade and you will no longer use Charles Schwab for these purposes. Additional information will be provided regarding establishing a new E-Trade account.
If you have any questions regarding your Equity Awards, please email Cyan Stock Administration (stock.administration@cyaninc.com).
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Cautionary Statement Regarding Forward Looking Statements
This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to Cyan (“Cyan”) or Ciena Corporation (“Ciena”), the management of either such company or the proposed transaction between Cyan and Ciena, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Cyan and Ciena undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the networking industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents Cyan and Ciena have filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that (1) Cyan and Ciena may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Cyan and Ciena or such integration may be more difficult, time-consuming or costly than expected; (4) Cyan’s and/or Ciena’s businesses may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with customers or retaining key employees; (5) the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; or (6) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by Cyan and Ciena. Neither Cyan nor Cyan gives any assurance that either Ciena or Cyan will achieve its expectations.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Cyan and Ciena described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. All forward-looking statements included in this document are based upon information available to Cyan and Ciena on the date hereof, and neither Cyan nor Ciena assumes any obligation to update or revise any such forward-looking statements.
Additional Information and Where to Find It
This document relates to a proposed transaction between Cyan and Ciena, which is the subject of a registration statement and joint proxy statement/prospectus forming a part thereof filed with the SEC by Ciena. This document is not a substitute for the registration statement and joint proxy statement/prospectus filed with the SEC or any other documents that Cyan or Ciena may file with the SEC or send to stockholders in connection with the proposed transaction. Before making any voting decision, investors and security holders are urged to read the registration statement, joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.
Investors and security holders will be able to obtain free copies of the registration statement, joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Cyan or Ciena through the website maintained by the SEC at www.sec.gov.
In addition, investors and security holders will be able to obtain free copies of the joint proxy statement/prospectus from Cyan by accessing Cyan’s website at investor.cyaninc.com/investors/default.aspx or upon written request to ir@cyaninc.com.
Participants in Solicitation
Cyan, Ciena and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cyan’s stockholders in connection with the proposed transaction. Information regarding Cyan’s directors and executive officers is contained in the proxy statement for Cyan’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on June 30, 2015. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Cyan’s website at investor.cyaninc.com/investors/sec-filings/ default.aspx. Information regarding Ciena’s executive officers and directors is contained in the proxy statement for Ciena’s 2015 Annual Meeting of Stockholders filed with the SEC on February 11, 2015. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Ciena’s website at www.ciena.com. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction. You may obtain free copies of this document as described in the preceding paragraph.

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